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                                                                    EXHIBIT 21.1


                             SUBSIDIARIES OF AVIALL



Aviall, Inc.  [Delaware]

    Inventory Locator Service GP, Inc.*   [Tennessee]

         ILS Investor, Inc.*   [Delaware]

    Aviall Services, Inc.  [Delaware]

         Aviall Product Repair Services, Inc.  [Delaware]

             Aviall (UK) Limited  [England]

         Aviall Pte Ltd  [Singapore]

         Aviall Foreign Sales Corporation  [Barbados]

         Aviall Asia Limited  [Hong Kong]

         Aviall Airstocks Limited  [Hong Kong]

         Aviall (Canada) Ltd.  [Ontario]

         Aviall de Mexico, S.A. de C.V.  [Mexico]

         Aviall of Texas GmbH  [Germany]

         Aviall S.A.R.L.  [France]

         Aviall Australia Pty Ltd  [Australia]

             Mulayl Pty Ltd  [Australia]

         Van Dusen Aircraft Supplies Ltd  [Australia]

         Aviall New Zealand Limited  [New Zealand]


* Inventory Locator Service GP, Inc. is the sole general partner and ILS Investor, Inc. is the sole limited partner of Inventory Locator Service, LP, a Delaware limited partnership.